SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of
                     The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): June 1, 1999
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                                  KTI, INC.
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            (Exact Name of Registrant as specified in its Charter)

                                  New Jersey
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                (State or Other Jurisdiction of Incorporation)


           33-85234                                       22-2665282
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    (Commission File Number)                   (IRS Employer Identification No.)

                                  (201)854-7777
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              (Registrant's Telephone Number, including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 2.    Acquisition or Disposition of Assets

On June 1, 1999, the Registrant entered into an agreement with Loop Paper Recycling, Inc., an Illinois corporation to sell substantially all the assets of the Registrant's commercial recycling facility located in Franklin Park,
Illinois for an aggregate consideration of approximately $1,757,000. The Registrant recorded a loss before income taxes of approximately $444,000 as a result of this transaction.

Item 7.  Financial Statements and Exhibits

        (c)  Exhibits


Exhibit No.       Description
--------------    ---------------
99.1              Agreement  for the Purchase of Assets dated June 1, 1999, by and between KTI Recycling  of  Illinois, Inc. and Loop Paper
                  Recyclling, Inc. The schedules to this Exhibit 99.1 do not contain information which is material to an investment decision. The Company hereby agrees to furnish a copy of any omitted schedule to the Commission upon request.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: October 27, 1999            KTI, INC.
                                 (Registrant)

                              By: /s/ Martin J. Sergi
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                                  Martin J. Sergi
                                  President